Exhibit 10.2

CARMIKE CINEMAS, INC.
2005 CASH BONUS TARGETS FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer	2005 Bonus Target
Michael W. Patrick President, Chief Executive Officer and Chairman of the Board of Directors	425,000	(1)

Fred W. Van Noy Senior Vice President and Chief Operating Officer	125,000

Martin A. Durant Senior Vice President – Finance, Treasurer and Chief Financial Officer	125,000

Anthony J. Rhead Senior Vice President – Film and Secretary	125,000

Gary F. Krannacker Vice President – Operations	67,500

(1)	Amount is based upon Mr. Patrick’s employment agreement.